Exhibit 10.4

Exclusive Business Cooperation Agreement

by and Between

Zhizhe Sihai (Beijing) Technology Co., Ltd.

and

Beijing Zhizhe Tianxia Technology Co., Ltd.

November 8, 2011

Table of Contents

Chapter 1.	Exclusive Business Cooperation	1
Chapter 2.	Provision of Services	2
Chapter 3.	Calculation and Payment of the Service Fees	2
Chapter 4.	Representations and Warranties of the Parties	3
Chapter 5.	Party B’s Responsibilities and Obligations	4
Chapter 6.	Confidentiality	4
Chapter 7.	Default	5
Chapter 8.	Force Majeure	6
Chapter 9.	Governing Law and Dispute Resolution	6
Chapter 10.	Term	7
Chapter 11.	Miscellaneous	7

Exclusive Business Cooperation Agreement

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is executed by and between the following parties on November 8, 2011, in Beijing, the People’s Republic of China (“China” or the “PRC”).

Party A: Zhizhe Sihai (Beijing) Technology Co., Ltd., a wholly foreign-owned enterprise legally established and validly existing in accordance with the PRC laws, its registered address is______________, and its legal representative is Yuan Zhou.

Party B: Beijing Zhizhe Tianxia Technology Co., Ltd., a limited liability company legally established and validly existing in accordance with the PRC laws, its registered address is Room 1825-021, 15th Floor, 66 Beisihuan West Road, Haidian District, Beijing, and its legal representative is Yuan Zhou.

Each of Party A and Party B shall be hereinafter referred to as a “Party” individually, and as the “Parties” collectively.

Whereas:

1	Party A is a wholly foreign-owned enterprise established in China, and has necessary resources for providing technical and consulting services;

2

Party B is a company established in China with exclusive domestic capital, and legally authorized by the relevant PRC government authorities to engage in the following businesses: technology development, technology transfer, technical consulting, technical services; computer system services; computer technology research and experiential development; computer technology training, etc. (hereinafter collectively referred to as the “Principal Business”);

3

Party A is willing to provide Party B with technology and business support, as well as consulting services on an exclusive basis in relation to the Principal Business during the term of this Agreement, utilizing its advantages in technology, team, and information, and Party B is willing to accept such services provided by Party A or Party A’s Designee(s) in accordance with the terms of this Agreement.

Now, therefore, through amicable negotiation, the Parties have reached the following agreements:

Chapter 1. Exclusive Business Cooperation

1

Party A shall, during the term of this Agreement and in accordance with the terms and conditions herein, serve as Party B’s exclusive services provider to provide Party B with comprehensive technology and business support as well as relevant consulting services, including without limitation, technical services, business consulting, leasing of properties and equipment, market consulting, system integration, product research and development, and system maintenance (“Services”).

Exclusive Business Cooperation Agreement

2	The Parties agree that Party A may designate other parties (“Designee(s)”) to provide Party B with the Services as set forth in Article 1 above.

3	Party B shall accept Services provided by Party A or the Designee(s) in accordance with Article 1 above.

4

Without Party A’s prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar services provided by any third party or establish any similar cooperation relationship with any third party regarding the matters contemplated by this Agreement.

Chapter 2. Provision of Services

5

During the term of this Agreement, where necessary, Party B may enter into further service agreements with Party A or any Designee(s), which shall provide the specific contents, methods, personnel, and fees for each specific services.

6

To better fulfill this Agreement, during the term of this Agreement, where necessary, Party B may at any time base on its needs enter into equipment and/or property lease agreements with Party A or any Designee(s) for Party A to provide Party B with relevant equipment and/or property.

Chapter 3. Calculation and Payment of the Service Fees

7	The Parties agree that Party B shall pay service fees (“Service Fees”) to Party A or the Designee(s) for Services provided by Party A or the Designee(s).

8	The Parties agree that the Service Fees shall be paid on a quarterly basis. The specific Service Fees for each quarter shall be determined by Party A after considering the following factors:

8.1	the number and qualifications of the professional personnel involved in the Services provided by Party A or Designee(s) to Party B during such quarter;

8.2	time and efforts spent by the Party A or Designee(s)’ professional personnel in providing Services during such quarter;

8.3	the specific contents and value of the Services provided by Party A or Designee(s) during such quarter;

8.4

Party B’s financial performance in such quarter. To this end, Party B shall provide Party A with its management statements and operating data for each month within 30 days of the end of that month; provide Party A with its audited financial statements for each fiscal year within 90 days of the end of that fiscal year, such financial statements shall be audited and certified by an independent certified public accountant approved by Party A. Party B hereby undertakes that the management statements, operating data, and financial statements that it provides shall be true, effective, accurate, and complete. In the event the aforementioned materials provided by Party B are defective and cause Party A to incur any losses, Party B shall be fully liable for such losses. If Party B is relieved or exempted from the obligation to pay Service Fees under this Agreement as a result of its provision of false materials to Party A, Party B irrevocably undertakes to compensate Party A for the amount of payment thus reduced or waived.

Exclusive Business Cooperation Agreement

Chapter 4. Representations and Warranties of the Parties

9	Party A represents and warrants to Party B as follows:

9.1.	Party A is a business legal person legally established and validly existing in accordance with the PRC laws, who has the right to own its assets and to carry on its business;

9.2.

Party A has taken necessary corporate actions, obtained necessary authorizations as well as consents and approvals from third parties and government authorities (if required) for the execution, delivery, and performance of this Agreement. Party A’s execution, delivery, and performance of this Agreement do not violate any explicit provisions of laws and regulations, or any documents by which Party A is bound;

9.3.

as of the execution date of this Agreement, there is no proceeding including litigation, arbitration, or administrative investigation, etc. against Party A or its assets that is ongoing or potentially to occur in or out of the PRC regarding this Agreement or which may have material impact on this Agreement;

9.4.	this Agreement constitutes Party A’s legal, valid, and binding obligations upon its effectiveness.

10	Party B represents and warrants to Party A as follows:

10.1	Party B is a business legal person legally established and validly existing in accordance with the PRC laws, who has the right to own its assets and to carry on its business;

10.2

Party B has taken necessary corporate actions, obtained necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery, and performance of this Agreement. Party B’s execution, delivery, and performance of this Agreement do not violate any explicit provisions of laws and regulations, or any documents by which Party B is bound;

10.3

as of the execution date of this Agreement, there is no proceeding including litigation, arbitration, or administrative investigation, etc. against Party B or its assets that is ongoing or potentially to occur in or out of the PRC regarding this Agreement or which may have material impact on this Agreement;

10.4	Party B undertakes that the financial statements, business materials and all relevant materials it provides to Party A are accurate, complete, legal, and effective;

Exclusive Business Cooperation Agreement

10.5	this Agreement constitutes Party B’s legal, valid and binding obligations upon its effectiveness.

Chapter 5. Party B’s Responsibilities and Obligations

11	Except for otherwise provided in this Agreement, Party B shall:

11.1	pay Service Fees on time and in full in accordance with Chapter 3;

11.2	not research or develop technologies related to the Services by itself;

11.3	without Party A’s prior written consent, not assign its rights or obligations under this Agreement;

11.4	without Party A’s prior written consent, not engage in any activities outside the scope of Principal Business;

11.5	without Party A’s prior written consent, not incur or assume any debts from any third party;

11.6	without Party A’s prior written consent, not sell, transfer, or dispose of its assets in any other manner, or allow any mortgage, pledge or other encumbrance thereon;

11.7	strictly perform its obligations under this Agreement and any other relevant agreements to which it is a party.

Chapter 6. Confidentiality

12

This Agreement and its terms, as well as the technologies, technics, methods, specifications, designs, software, databases, trade secrets, other proprietary information, other confidential business information and technical information disclosed by one Party to the other pursuant to this Agreement or other provisions, shall be confidential information.

13

The Parties shall take all necessary confidentiality measures and precautions to protect the confidentiality of the confidential information. Such confidentiality measures and precautions shall be consistent with the respective measures and precautions taken by each Party to protect its own corresponding sensitive information, and shall in any case at least conform to the reasonable standards adopted by business entities to protect their own highly confidential information and trade secrets.

14	The Party receiving the confidential information shall not disclose any confidential information to any third party without the written consent of the owner of the confidential information.

Exclusive Business Cooperation Agreement

15

The Party receiving the confidential information may (1) disclose the confidential information to its designated employees who need to know such information at work for the purpose of performing this Agreement, provided that it shall take all reasonable precautions (including entering into confidentiality agreements with the designated employees or including confidentiality clauses in labor agreements with designated employees) to prevent such employees from utilizing confidential information for personal benefits or disclosing confidential information without authorization to third parties; (2) disclose the confidential information to lawyers, accountants and other intermediaries who must know the confidential information to provide professional assistance, but shall ensure such intermediaries are also subject to confidentiality obligations similar to those set forth in this Article. Any disclosure by the staff or agencies engaged by any Party shall be deemed as the disclosure of such Party, and such Party shall be liable for breach of contract in accordance with this Agreement.

16

The following circumstances shall not be deemed as breach of confidentiality obligation: (1) the confidential information is already known to the other Party at the time of disclosure; (2) the confidential information is lawfully obtained by the other Party from a third party without breaching its confidentiality obligation; (3) the confidential information has become known to the public without the fault of the other Party; (4) the confidential information is independently developed by the other Party without direct or indirect use of such confidential information; or (5) the confidential information is required to be disclosed pursuant to relevant laws, regulations, litigation proceedings or judicial orders, any applicable stock exchange rules or regulations, or governmental decisions or orders.

17	This Chapter shall remain in force regardless of whether this Agreement is amended, dissolved, or terminated.

Chapter 7. Default

18	Any of the following circumstances of a Party shall constitute a default:

18.1	failure to perform, fully perform or perform its duties or obligations as stipulated in this Agreement;

18.2	any representations or warranties constitute a material misrepresentation in any respect;

18.3	other violations of this Agreement.

19	Upon the default by either Party, the Party shall remedy the default within thirty (30) days.

20	The breaching Party shall indemnify the other Party for any loss incurred by such Party due to the breaching Party’s default.

21	The rights and remedies set forth in this Chapter are cumulative an shall not exclude other rights or remedies provided by other terms of this Agreement and laws and regulations.

22

The waiver to the breaching Party’s default shall be effective only if it is made in writing.; no failure or delay by a Party to exercise any right or remedy under this Agreement shall constitute a waiver of such Party; the partial exercise of any right or remedy by a Party shall not preclude the exercise of any other right or remedy by such Party.

Exclusive Business Cooperation Agreement

23	This Chapter shall remain in force regardless of whether this Agreement is amended, dissolved, or terminated.

Chapter 8. Force Majeure

24

“Force Majeure” shall refer to unforeseeable, unavoidable and insurmountable events, including but not limited to, earthquakes, typhoons, floods, fires, wars, riots, strikes, changes of laws and regulations, actions of governments, etc.

25	Failure of either Party to perform its obligations under this Agreement due to the direct impact of Force Majeure shall not constitute a default, provided that:

25.1	the failure of the Party to perform its obligations under this Agreement is a direct result of Force Majeure;

25.2	the Party has used commercial reasonable efforts to perform its obligations under this Agreement, and taken necessary actions to reduce the losses of the other Party due to such Force Majeure;

25.3

upon the occurrence of Force Majeure events, the Party affected has promptly notified the other Party in writing, and provided related written materials and documents evidencing such events within fifteen (15) days of the occurrence, including statements explaining the reasons for such delay or partial performance of this Agreement.

26

In the event of Force Majeure, the Parties shall decide whether to amend or terminate this Agreement and whether to partially or fully release the affected Party from its responsibilities and obligations under this Agreement based on the impact of the event on the performance of this Agreement.

Chapter 9. Governing Law and Dispute Resolution

27	The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

28

Either Party may submit any dispute arising out of this Agreement to the China International Economic and Trade Arbitration Commission for arbitration in Chinese in accordance with then effective arbitration rules of such arbitration commission in Beijing.

29

The arbitration award shall be final and legally binding on the Parties. The Parties agree to be bound by and act in accordance with the arbitration award. The costs and expenses related to the arbitration shall be borne by the losing Party or determined by the tribunal otherwise.

Exclusive Business Cooperation Agreement

30	Except for the matters under dispute, the Parties shall continue to exercise their other rights and perform their other obligations under this Agreement during the arbitration.

31	This Chapter shall remain in force regardless of whether this Agreement is amended, dissolved, or terminated.

Chapter 10. Term

32

This Agreement shall take effect as of the date of execution. Unless terminated in accordance with the provisions of this Agreement or requested by Party A in writing, this Agreement shall be permanently effective.

33

During the term of this Agreement, unless Party A has committed gross negligence or fraud against Party B, Party B shall not request for early termination of this Agreement. Notwithstanding the foregoing, Party A may at any time request for termination of this Agreement provided that a 30-day written notice is given.

Chapter 11. Miscellaneous

34

Party B hereby agrees that Party A may assign its rights and obligations under this Agreement to any third party at any time when necessary, and in case of such assignment, Party A is only required to give a written notice to Party B and does not need any consent from Party B for such assignment

35	This Agreement shall be binding on the Parties’ respective successors and permitted assignees.

36

The Parties may amend or supplement this Agreement in writing. Any amendments and supplemental agreement executed by the Parties hereto with regard to this Agreement shall constitute an integral part of this Agreement, and shall have equal legal validity as this Agreement.

37	The PRC laws shall prevail in the event of any conflicts between this Agreement, its amendment and supplemental agreement, and the PRC laws.

38

In the event that one or several provisions of this Agreement are held to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

39	This Agreement is written in Chinese and may be executed and delivered by in one or more counterparts, each counterpart shall have the same force and effect.

(Remainder of the Page Intentionally Left Blank, Signature Pages to Follow)

Exclusive Business Cooperation Agreement

Signature Page to Exclusive Business Cooperation Agreement

Party A	Zhizhe Sihai (Beijing) Technology Co., Ltd. (Company Seal)

By: /s/ Yuan Zhou
Name: Yuan Zhou
Title: Legal Representative

Party B	Beijing Zhizhe Tianxia Technology Co., Ltd. (Company Seal)

By: /s/ Yuan Zhou
Name: Yuan Zhou
Title: Legal Representative

Supplemental Agreement

to Exclusive Business Cooperation Agreement

This Supplemental Agreement to Exclusive Business Cooperation Agreement (this “Supplemental Agreement”) is executed by and between Zhizhe Sihai (Beijing) Technology Co., Ltd. and Beijing Zhizhe Tianxia Technology Co., Ltd. on December 30, 2015. Unless otherwise defined herein, the undefined terms in this Supplemental Agreement shall have the same meaning as ascribed to them in the Exclusive Business Cooperation Agreement.

PREAMBLE

WHEREAS, Party A and Party B executed an Exclusive Business Cooperation Agreement in 2011, pursuant to which Party A provides exclusive Services to Party B.

WHEREAS, upon amicable negotiation, Party A and Party B intend to amend certain provisions under the Exclusive Business Cooperation Agreement.

Now, therefore, the Parties have reached the following agreements:

1.	Principal Provisions

1.1	The Parties hereby agree that article 1 of chapter 1 of the Exclusive Business Cooperation Agreement shall be replaced in its entirety by the following provision:

“Party A shall, during the term of this Agreement and in accordance with the terms and conditions herein, serve as Party B’s exclusive services provider to provide Party B with comprehensive technology and business support as well as relevant consulting services (“Services”) by utilizing its intellectual properties, staff for technology research and development, tests, operation and maintenance, as well as its rich and high-quality client resources, etc.

The contents of Services include:

•

Provide development and design, establishment and maintenance, data and algorithm, product operating support, framework services, technical platform services, technical support services, editing services, etc. for Zhihu website and app products, Zhihu daily news, Dudu daily news, commercial innovative products, production and publication of commercial advertisements, production of books and e-books, etc.

•

Provide Party B with daily support services including brand promotion, offline activities organization, outside image maintenance, public relation coordination, human resources, financial, administrative and legal staff, and assistants, etc.”

1.2

The Parties herby agree that a newly supplemented provision shall be incorporated into article 7 of chapter 3 of the Exclusive Business Cooperation Agreement, which after incorporation shall read as follows:

1

“The Parties agree that Party B shall pay service fees (“Service Fees”) to Party A or the Designee(s) for Services provided by Party A or the Designee(s). The Parties agree that the Service Fees for all Services completed during 2015 (tax excluded) are RMB 8,973,660.00 (eight million nine hundred seventy-three thousand six hundred sixty). Party A allows Party B to issue a value-added tax invoice to it by May 31, 2016, and Party A will arrange for payments upon receipt of invoice. The Parties agree, commencing from 2016, to determine settlement period and Service Fees based on Services provided.”

1.3	The Parties hereby agree that article 8 of chapter 3 of the Exclusive Business Cooperation Agreement shall be replaced in its entirety by the following provision:

“The Parties agree that the Service Fees shall be paid on an annual basis. The specific Service Fees for each year shall be determined by Party A after considering the following factors:

8.1	the number and qualifications of the professional personnel involved in the Services provided by Party A or Designee(s) to Party B during such year;

8.2	time and efforts spent by the Party A or Designee(s)’ professional personnel in providing Services during such year;

8.3	the specific contents and value of the Services provided by Party A or Designee(s) during such year;

8.4

Party B’s financial performance in such year. To this end, Party B shall provide Party A with its management statements and operating data for each fiscal year within 30 days of the end of that fiscal year; provide Party A with its audited financial statements for each fiscal year within 90 days of the end of that fiscal year, such financial statements shall be audited and certified by an independent certified public accountant approved by Party A. Party B hereby undertakes that the management statements, operating data, and financial statements that it provides shall be true, effective, accurate, and complete. In the event the aforementioned materials provided by Party B are defective and cause Party A to incur any losses, Party B shall be fully liable for such losses. If Party B is relieved or exempted from the obligation to pay Service Fees under this Agreement as a result of its provision of false materials to Party A, Party B irrevocably undertakes to compensate Party A for the amount of payment thus reduced or waived;

8.5

Party A shall be solely responsible for financial losses incurred by Party B or Party B’s clients due to its failure to provide services in accordance with the relevant requests, to develop software that meets the expectations or any other problems caused by Party B.”

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2.	Other Provisions

2.1

Save as amended, supplemented, revised, or replaced herein, all provisions of the Exclusive Business Cooperation Agreement shall remain in full force and effect and binding on all Parties to such Agreement. This Supplemental Agreement shall become effective upon execution by the Parties and its force and effect shall be retroactive to the effective date of the Exclusive Business Cooperation Agreement.

2.2

The Parties shall do and cause to be done all acts as may be requested by the other Party, execute, and deliver all other agreements, certificates, documents, and materials as may be reasonably requested by the other Party to carry out the purposes of this Supplemental Agreement and complete the transactions contemplated under this Supplemental Agreement. Each Party hereby agrees, to exercise its rights in any necessary manners during board and shareholders meetings to carry out the purposes of this Supplemental Agreement and avoid to vote in favor of any contents inconsistent with any provisions under this Supplemental Agreement in any manner.

2.3

This Supplemental Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument. For any purpose, any copy or signature page delivered by any Party through facsimile shall be deemed as good and effective execution and delivery by such Party.

(Signature Page Follows)

3

IN WITNESS WHEREOF, the Parties have duly executed this Supplemental Agreement as of the date and year first above written.

Zhizhe Sihai (Beijing) Technology Co., Ltd.

By:	/s/ Company Seal
Name:
Title:

Beijing Zhizhe Tianxia Technology Co., Ltd.

By:	/s/ Company Seal
Name:
Title:

4

Supplemental Agreement II

to Exclusive Business Cooperation Agreement

This Supplemental Agreement II to Exclusive Business Cooperation Agreement (this “Supplemental Agreement II”) is executed by and between Zhizhe Sihai (Beijing) Technology Co., Ltd. and Beijing Zhizhe Tianxia Technology Co., Ltd. on July 23, 2018. Unless otherwise defined herein, the undefined terms under this Supplemental Agreement II shall have the same meaning as ascribed to them in the Exclusive Business Cooperation Agreement.

PREAMBLE

WHEREAS, Party A and Party B executed an Exclusive Business Cooperation Agreement in 2011, pursuant to which Party A provides exclusive Services to Party B.

WHEREAS, upon amicable negotiation, Party A and Party B intend to amend certain provisions under the Exclusive Business Cooperation Agreement.

Now, therefore, the Parties have reached the following agreements:

1.	Principal Provisions

1.1	The Parties herby agree that article 7 of chapter 3 of the Exclusive Business Cooperation Agreement shall be replaced in its entirety by the following provision:

“The Parties agree that Party B shall pay service fees (“Service Fees”) to Party A or the Designee(s) for Services provided by Party A or the Designee(s). The Parties agree that for all Services provided by Party A to Party B under this Agreement, Party B shall pay Party A as Service Fees 100% of its income on the basis of its consolidated financial statements, net of the operating costs mutually agreed by the Parties.”

1.2	The Parties hereby agree that article 8 of chapter 3 of the Exclusive Business Cooperation Agreement shall be replaced in its entirety by the following provision:

“The Parties agree that the Service Fees shall be paid on an annual basis. Party B shall provide Party A with its management statements and operating data for each fiscal year within 30 days of the end of that fiscal year; provide Party A with its audited financial statements for each fiscal year within 90 days of the end of that fiscal year, such financial statements shall be audited and certified by an independent certified public accountant approved by Party A. Party B hereby undertakes that the management statements, operating data, and financial statements that it provides shall be true, effective, accurate, and complete. In the event the aforementioned materials provided by Party B are defective and cause Party A to incur any losses, Party B shall be fully liable for such losses. If Party B is relieved or exempted from the obligation to pay Service Fees under this Agreement as a result of its provision of false materials to Party A, Party B irrevocably undertakes to compensate Party A for the amount of payment thus reduced or waived.”

1

2.	Other Provisions

2.1

Save as amended, supplemented, revised, or replaced herein, all provisions of the Exclusive Business Cooperation Agreement shall remain in full force and effect and binding on all Parties to such Agreement. This Supplemental Agreement II shall become effective upon execution by the Parties and its force and effect shall be retroactive to the effective date of the Exclusive Business Cooperation Agreement.

2.2

The Parties shall do and cause to be done all acts as may be requested by the other Party, execute, and deliver all other agreements, certificates, documents, and materials as may be reasonably requested by the other Party to carry out the purposes of this Supplemental Agreement II and complete the transactions contemplated under this Supplemental Agreement II. Each Party hereby agrees, to exercise its rights in any necessary manners during board and shareholders meetings to carry out the purposes of this Supplemental Agreement II and avoid to vote in favor of any contents inconsistent with any provisions under this Supplemental Agreement II in any manner.

2.3

This Supplemental Agreement II may be executed in one or more counterparts, all of which together shall constitute one instrument. For any purpose, any copy or signature page delivered by any Party through facsimile shall be deemed as good and effective execution and delivery by such Party.

(Signature Page Follows)

2

IN WITNESS WHEREOF, the Parties have duly executed this Supplemental Agreement II as of the date and year first above written.

Party A:

Zhizhe Sihai (Beijing) Technology Co., Ltd. (Company Seal)

By:	/s/ Yuan Zhou
Name: Yuan Zhou
Title: Authorized Signatory

Party B:

Beijing Zhizhe Tianxia Technology Co., Ltd. (Company Seal)

By:	/s/ Yuan Zhou
Name: Yuan Zhou
Title: Authorized Signatory

3